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                                                                    Exhibit 99.2


                     ELECTION FORM AND LETTER OF TRANSMITTAL

      TO ACCOMPANY CERTIFICATES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE,

                     OF NORTH AMERICAN BANK & TRUST COMPANY

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                                         DESCRIPTION OF SHARES SURRENDERED
                              (Please fill in. Attach separate schedule if needed.)
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     NAMES(S) AND ADDRESS OF REGISTERED HOLDER(S)
If there is any error in the name or address shown below,
please make the necessary corrections                           Certificate No(s)    Number of Shares
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

                                                                -----------------    -----------------

                                                                -----------------    -----------------

                                                                -----------------    -----------------

                                                                -----------------    -----------------
                                                                  TOTAL SHARES
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

Mail or deliver this Election Form and Letter of Transmittal, together with the certificate(s) representing your shares, to the Exchange Agent:

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
                                 59 MAIDEN LANE
                                   PLAZA LEVEL
                            NEW YORK, NEW YORK 10038
                         ATTN: REORGANIZATION DEPARTMENT
                      For Information Call: (800) 937-5449

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 5.

       ELECTION DEADLINE IS 5:00 P.M., NEW YORK TIME, ON ___________, 2003

IF YOUR CERTIFICATE(S) HAS BEEN LOST, STOLEN, MISPLACED OR MUTILATED CONTACT THE EXCHANGE AGENT AT THE NUMBER ABOVE. SEE INSTRUCTION 3.

     Pursuant to the terms of the Agreement and Plan of Merger dated as of June 4, 2003 (the "Merger Agreement") by and among Webster Financial Corporation ("Webster Financial"), Webster Bank ("Webster Bank") and North American Bank & Trust Company ("North American"), upon consummation of the merger of North American and Webster Bank, each share of North American common stock will be converted into the right to receive a combination of (i) 0.1503 shares of Webster Financial common stock and (ii) $5.625 in cash, or the right to elect to receive either (i) solely $11.25 in cash or (ii) solely 0.3007 shares of Webster Financial common stock. Subject to the allocation procedures in the Merger Agreement, North American stockholders are being given the opportunity to elect the form of consideration to be received in the merger. For a full discussion of the merger and effect of this election, see the Proxy Statement/Prospectus dated _________, 2003.

THIS ELECTION GOVERNS THE CONSIDERATION THAT YOU, AS A STOCKHOLDER OF NORTH AMERICAN, WILL RECEIVE IF THE MERGER IS APPROVED AND CONSUMMATED. THIS ELECTION MAY ALSO AFFECT THE INCOME TAX TREATMENT OF THE CONSIDERATION THAT YOU RECEIVE.

     Complete the box below to make an election (1) to have each of your shares of North American common stock converted into the right to receive 0.3007 shares of Webster Financial common stock, (a "Stock Election"), OR (2) to have each of your shares of North American common stock converted into the right to receive $11.25 per share (a "Cash Election"), OR (3) to indicate that you make no election. If the "NON-ELECTION" box is checked, you will receive a combination of 0.1503 shares of Webster Financial common stock and $5.625 per share for each share of North American common stock pursuant to the allocation procedures set forth in the Merger Agreement after all Stock Elections and Cash Elections have been given effect.

--------------------------------------------------------------------------------
                                    ELECTION

I hereby elect to receive the following as consideration for my shares of North American common stock:

(check only one box)

[ ]  STOCK ELECTION - Each share of North American common stock converted into
     0.3007 shares of Webster Financial common stock per share.

[ ] CASH ELECTION - Each share of North American common stock converted into cash payment of $11.25 per share.

[ ] NON-ELECTION - Each share of North American common stock converted into a combination of 0.1503 shares of Webster Financial common stock and a cash payment of $5.625 per share.

You will be deemed to have made a NON-ELECTION if:

A.   No choice is indicated above;

B. You fail to follow the instructions on this Election Form and Letter of Transmittal (including submission of your North American common stock certificates) or otherwise fail properly to make an election; or

C. A completed Election Form and Letter of Transmittal (including submission of your North American common stock certificates) is not actually received by the Election Deadline.
--------------------------------------------------------------------------------


     The Merger Agreement provides that a maximum of 50% of the shares of North American common stock issued and outstanding on the date of the merger can be converted into solely cash consideration (i.e., at least 50% of the total number of shares of North American common stock issued and outstanding on the date of the merger must be converted into shares of Webster common stock) and at least 25% of the total number of shares of North American common stock issued and outstanding on the date of the merger must be converted into the cash consideration. The Merger Agreement contains allocation and proration procedures to achieve this result. Accordingly, no guarantee can be made that you will receive solely stock or solely cash, if so elected, and depending on the elections of other North American stockholders, the amount of cash and stock that you receive may differ from the amounts you elect to receive.

     TO BE EFFECTIVE, THIS ELECTION FORM AND LETTER OF TRANSMITTAL MUST BE PROPERLY COMPLETED, SIGNED AND DELIVERED TO THE EXCHANGE AGENT, TOGETHER WITH THE CERTIFICATES REPRESENTING YOUR SHARES, AT THE ADDRESS ABOVE PRIOR TO THE ELECTION DEADLINE.

     The undersigned represents that I (we) have full authority to surrender the certificate(s) for exchange without restriction. Please issue the new certificate and check in the name shown above to the above address unless instructions are given in the boxes below.

----------------------------------------------------------
          SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS
----------------------------------------------------------

Complete ONLY if the new certificate and/or check is to be issued in a name which differs from the name on the surrendered certificate(s). Issue to:

Name: __________________________________________________

Address: _______________________________________________

________________________________________________________

(Please also complete Substitute Form W-9 on page 4 AND
See instructions regarding signature guarantee.  See
Instructions 7, 8 and 9)
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----------------------------------------------------------
           SPECIAL DELIVERY INSTRUCTIONS
----------------------------------------------------------

Complete ONLY if the new certificate and/or check is to be mailed to some address other than the address reflected above. Mail to:

Name: __________________________________________________

Address: _______________________________________________

_________________________________________________________

See Instruction 8

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         YOU MUST SIGN IN THE BOX BELOW

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               * SIGNATURE(S) REQUIRED *
     Signature of Registered Holder(s) or Agent
----------------------------------------------------------

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title.
See Instructions 6, 7 and 8.


----------------------------------------------------------
                    Registered Holder


----------------------------------------------------------
                    Registered Holder


----------------------------------------------------------
                      Title, if any

Date: ________________   Phone No.: ______________________

----------------------------------------------------------


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          SIGNATURE(S) GUARANTEED (IF REQUIRED)
                   See Instruction 7.
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Unless the shares are tendered by the registered holder(s)
of the common stock, or for the account of a member of a "Signature Guarantee Program" ("STAMP"), Stock Exchange
Medallion Program ("SEMP") or New York Stock Exchange
Medallion Signature Program ("MSP") (an "Eligible
Institution"), your signature(s) must be guaranteed by an Eligible Institution


----------------------------------------------------------
                 Authorized Signature


----------------------------------------------------------
                    Name of Firm


----------------------------------------------------------
            Address of Firm - Please Print



----------------------------------------------------------


        ALSO: SIGN AND PROVIDE YOUR TAX ID NUMBER ON PAGE 5 OF THIS FORM.

                                  INSTRUCTIONS

                 (Please read carefully the instructions below)

     1. ELECTION DEADLINE: For any election contained herein to be considered, this Election Form and Letter of Transmittal, properly completed and signed, together with the related North American common stock certificates, must be received by the Exchange Agent at the address on the front of this Election Form and Letter of Transmittal no later than 5:00 P.M., NEW YORK TIME, ON ___________, 2003. The Exchange Agent, in its sole discretion, will determine whether any Election Form and Letter of Transmittal is received on a timely basis and whether an Election Form and Letter of Transmittal has been properly completed.

     2. REVOCATION OR CHANGE OF ELECTION FORM: Any Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

     3. SURRENDER OF CERTIFICATE(S); LOST CERTIFICATE(S): For any election contained herein to be effective, this Election Form and Letter of Transmittal must be accompanied by the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your certificate(s) has been lost, stolen, misplaced or destroyed, contact the Exchange Agent for instructions at 1-800-937-5449 prior to submitting this Election Form and Letter of Transmittal.

     4. TERMINATION OF MERGER: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return stock certificates representing shares of North American common stock. Certificates representing shares of North American common stock held directly by North American stockholders will be returned by registered mail. The Exchange Agent and North American will use their commercially reasonable efforts to facilitate return of North American stock certificates in the event of termination of the Merger Agreement, but return of certificates other than by registered mail will only be made at the expense, written direction and risk of the requesting North American stockholder, accompanied by a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.

     5. METHOD OF DELIVERY: Your old certificate(s) and the Election Form and Letter of Transmittal must be sent or delivered to the Exchange Agent. Do not send them to Webster Financial or North American. The method of delivery of certificates to be surrendered to the Exchange Agent at the address set forth on the front of the Election Form and Letter of Transmittal is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received. IF THE CERTIFICATE(S) ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURED, IS SUGGESTED. A return envelope is enclosed.

     6. NEW CERTIFICATE/CHECK ISSUED IN THE SAME NAME: If the new certificate and check are issued in the same name as the surrendered certificate is registered, the Election Form and Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the certificate(s). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled "Special Issuance/Payment Instructions" or are for the account of an Eligible Institution. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Election Form and Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations. Election Forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

     7. NEW CERTIFICATE/CHECK ISSUED IN DIFFERENT NAME: If the section entitled "Special Issuance/Payment Instructions" is completed then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "Eligible Institution"). If the surrendered certificates are registered in the name of a person other than the signer of this Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Election Form and Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

     8. SPECIAL ISSUANCE/PAYMENT AND DELIVERY INSTRUCTIONS: Indicate the name and address in which the new certificate and/or check is to be sent if different from the name and/or address of the person(s) signing this Election Form and Letter of Transmittal. The stockholder is required to give the social security number or the employer identification number of the record owner of the Shares. If Special Issuance/Payment Instructions have been completed, the stockholder named therein will be considered the record owner for this purpose.

     9. SUBSTITUTE FORM W-9: Under the Federal income tax law, a non-exempt stockholder is required to provide the Exchange Agent with such stockholder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to 30% federal income tax withholding on the payment of any cash. The surrendering stockholder must check the box in Part III if a TIN has not been issued and the stockholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 30% on all payments to such surrendering stockholders of any cash consideration due for their former shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Exchange Agent.

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                                 PAYER: AMERICAN STOCK TRANSFER & TRUST COMPANY

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
SUBSTITUTE FORM W-9                    PART I--PLEASE PROVIDE YOUR TIN IN THE        Social Security No. or Employer
DEPARTMENT OF THE TREASURY             SPACE AT THE RIGHT AND CERTIFY BY             Identification No.
INTERNAL REVENUE SERVICE               SIGNING AND DATING BELOW                      _______________________________
                                       -----------------------------------------------------------------------------
PAYER'S REQUEST FOR TAXPAYER           PART II--FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING, SEE     PART II
IDENTIFICATION NUMBER (TIN)            THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER       AWAITING TIN: [ ]
                                       IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 AND
                                       COMPLETE AS INSTRUCTED THEREIN.
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CERTIFICATION--Under penalties of perjury, I certify that: (1) The number shown on this form is my correct
Taxpayer Identification Number (or I am waiting for a number to be issued to me), AND (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).

                               ALSO SEE INSTRUCTIONS IN THE ENCLOSED GUIDELINES.

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PLEASE SIGN HERE                       SIGNATURE                                         DATE
                                                ----------------------------------            ---------------------
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